As filed with the Securities and Exchange Commission on September 16, 2003

                                                    Registration No. 333-_______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                            W.P. STEWART & CO., LTD.
             (Exact name of registrant as specified in its charter)

                Bermuda                                        98-0201080
     (State or other jurisdiction                           (I.R.S. Employer
           of incorporation)                               Identification No.)

Trinity Hall, 43 Cedar Avenue, Hamilton HM LX, Bermuda        Not Applicable
       (Address of principal executive offices)                 (Zip Code)

          W.P. STEWART & CO., LTD. 2001 EMPLOYEE EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                             Michael W. Stamm, Esq.
                          c/o W.P. Stewart & Co., Inc.
                               527 Madison Avenue
                          New York, New York 10022-4212
                                 (212) 750-8585
 (Name, address and telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                          Proposed maximum       Proposed maximum
       Title of securities            Amount to be       offering price per     aggregate offering          Amount of
        to be registered               registered            share (1)               price (1)          registration fee
------------------------------------------------------------------------------------------------------------------------
Common Shares, $.001 par value      625,167 shares(2)          $20.075              $12,550,227             $1,016
========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices of the Common Shares as reported on the New York Stock Exchange on September 15, 2003.

(2) Consists of 625,167 Common Shares issuable upon exercise of options or the purchase of restricted shares granted or to be granted under the 2001 Employee Equity Incentive Plan.

                                    PART I.
                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

            The following documents that we have filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

            o our Annual Report on Form 20-F for the year ended December 31, 2002, filed on March 31, 2003;

            o     our Report of Foreign Issuer on Form 6-K, filed on May 15,
                  2003;

            o     our Report of Foreign Issuer on Form 6-K, filed on August 14,
                  2003;

            o the description of our common shares contained in any registration statement or report filed by us under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

            All documents filed or furnished by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered by this Registration Statement have been sold, or deregistering all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of filing or furnishing of such documents.

Item 4. Description of Securities.

            Not applicable.

Item 5. Interests of Named Experts and Counsel.

            Richard D. Spurling, one of our directors is a partner of Appleby, Spurling & Kempe. As one of our non-executive directors, Mr. Spurling purchased 3,000 common shares and was granted options to acquire 6,000 common shares of W.P. Stewart & Co., Ltd. pursuant to the 2001 Employee

Equity Incentive Plan. Additionally, Mr. Spurling may be eligible for future grants to non-executive directors under such Plan.

Item 6. Indemnification of Directors and Officers.

            No provision is made in Bermuda statutory law for indemnification of officers and directors. Section 98 of the Companies Act 1981 of Bermuda provides generally that a Bermudian company may indemnify its directors, officers and auditors against any liability which may be imposed by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust in relation to the Company or its subsidiaries, except in cases where such liability arises from the fraud or dishonesty of which such director, officer or auditor may be guilty in relation to W.P. Stewart & Co., Ltd. Section 98 of the Bermuda Companies Act 1981 further provides that a Bermudian company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or they are acquitted or granted relief by the Supreme Court of Bermuda under Section 281 of that Act.

            The bye-laws of W.P. Stewart & Co., Ltd. provide for indemnification of its officers and directors against all liabilities, loss, damage or expense incurred or suffered by such party as an officer or director of W.P. Stewart & Co., Ltd.; provided that such indemnification shall not extend to any matter which would render it void pursuant to the Bermuda Companies Act as in effect from time to time in Bermuda.

            The directors and officers of W.P. Stewart & Co., Ltd. are covered by a directors' and officers' liability insurance policy maintained by it.

Item 7. Exemption from Registration Claimed.

            Not applicable.

Item 8. Exhibits.

            4.1 Copy of 2001 Employee Equity Incentive Plan, and Exhibits A through D thereto

            4.2   Amendment No. 1 to 2001 Employee Equity Incentive Plan

            4.3   Amendment No. 2 to 2001 Employee Equity Incentive Plan

            5.1   Opinion of Appleby Spurling & Kempe

            23.1  Consent of PricewaterhouseCoopers

            23.2 Consent of Appleby Spurling & Kempe (contained in Exhibit 5.1 to this registration statement)

            24    Power of Attorney (included in the signature page hereof)

Item 9. Undertakings.

            (a)   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                        (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
      Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hamilton, Bermuda, on September 16, 2003.

                                        W.P. STEWART & CO., LTD.


                                        By /s/ William P. Stewart
                                           -----------------------------
                                           William P. Stewart
                                           Chief Executive Officer

                                POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John C. Russell and Michael W. Stamm, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                       Title                               Date
------------------------------        -------------------------               ------------------
/s/ William P. Stewart                Chairman, Chief Executive               September 16, 2003
------------------------------        Officer and Director
William P. Stewart                    (principal executive officer)

/s/ Richard C. Breeden                Director                                September 16, 2003
------------------------------
Richard C. Breeden

/s/ Edgar H. Brunner                  Director                                September 16, 2003
------------------------------
Edgar H. Brunner

/s/ John C. Russell                   Deputy Chairman, Managing Director      September 16, 2003
------------------------------        and Director
John C. Russell

/s/ Henry B. Smith                    Director                                September 16, 2003
------------------------------
Henry B. Smith

/s/ Heinrich Spangler                 Director                                September 16, 2003
------------------------------
Heinrich Spangler

/s/ Richard D. Spurling               Director                                September 16, 2003
------------------------------
Richard D. Spurling

/s/ Rocco Macri                       Deputy Managing Director -              September 16, 2003
------------------------------        Chief Financial Officer
Rocco Macri                           (principal financial officer)

/s/ Susan G. Leber                    Deputy Managing Director -              September 16, 2003
------------------------------        Financial Operations
Susan G. Leber                        (principal accounting officer)

/s/ Michael W. Stamm                  Authorized Representative               September 16, 2003
------------------------------        in the United States
W.P. Stewart & Co., Inc.
By:  Michael W. Stamm, Esq.
General Counsel and Secretary

                                  EXHIBIT INDEX

4.1 Copy of 2001 Employee Equity Incentive Plan, and Exhibits A through D thereto

4.2   Amendment No. 1 to 2001 Employee Equity Incentive Plan

4.3   Amendment No. 2 to 2001 Employee Equity Incentive Plan

5.1   Opinion of Appleby Spurling & Kempe

23.1  Consent of PricewaterhouseCoopers

23.2 Consent of Appleby Spurling & Kempe (contained in Exhibit 5.1 to this registration statement)

24.1  Power of Attorney (included in the signature page hereof)